EXHIBIT 99.1

STEC Announces Fourth Quarter and Full-Year 2010 Results

SANTA ANA, Calif., Feb. 14, 2011 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC) announced today the Company's financial results for the fourth quarter and full-year ended December 31, 2010.

Revenue for the fourth quarter of 2010 was $93.9 million, a decrease of 11.4% from $106.0 million for the fourth quarter of 2009 and an increase of 9.1% from $86.1 million for the third quarter of 2010.

GAAP gross profit margin was 45.2% for the fourth quarter of 2010, compared to 50.9% for the fourth quarter of 2009 and 46.4% for the third quarter of 2010. GAAP diluted earnings per share from continuing operations was $0.34 for the fourth quarter of 2010, compared to $0.47 for the fourth quarter of 2009 and $0.26 for the third quarter of 2010.

Non-GAAP gross profit margin was 45.3% for the fourth quarter of 2010, compared to 51.0% for the fourth quarter of 2009 and 46.5% for the third quarter of 2010. Non-GAAP diluted earnings per share from continuing operations was $0.35 for the fourth quarter of 2010, compared to $0.51 for the fourth quarter of 2009 and $0.31 for the third quarter of 2010.

Revenue for full-year 2010 was $280.1 million, a decrease of 20.9% from $354.2 million for 2009. GAAP gross profit margin was 43.4% for 2010, compared to 47.7% for 2009. GAAP full-year 2010 diluted earnings per share from continuing operations was $0.56, compared to full-year 2009 diluted earnings per share from continuing operations of $1.41.

Non-GAAP gross profit margin was 43.6% for full-year 2010, compared to 48.4% for 2009. Non-GAAP diluted earnings per share from continuing operations was $0.69 for full-year 2010, compared to $1.61 for 2009.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"I am very pleased with our fourth quarter 2010 revenue, margin, and EPS results," said Manouch Moshayedi, STEC's Chairman and Chief Executive Officer. "We surpassed our guidance for the fourth quarter and have set the stage for a successful first quarter 2011. Moreover, we had our best quarter ever for shipments of our flagship ZeusIOPS® Solid-State drives (SSDs) with ZeusIOPS revenues for the fourth quarter of 2010 increasing to $74.9 million from $74.0 million in the fourth quarter of 2009, and from $59.1 million in the third quarter of 2010.

"During 2010, we expanded our leading position in the Enterprise-SSD market increasing the number of our Enterprise-Storage and Enterprise-Server customers that have qualified our SSDs. In addition, we executed on our strategy to diversify our customer base by increasing the number of OEM SSD customers that contributed 10% or more of our revenue to three for full-year 2010 compared to one such customer for full-year 2009.

"Furthermore, our MLC-based ZeusIOPS SSDs enabled by our proprietary CellCare™ technology have now been qualified and are available to our OEM customers on a production-level basis. We believe this sends an important signal that high-performance MLC-based SSDs are ready for the Enterprise-Storage market.

"During the fourth quarter of 2010, our mix of ZeusIOPS SAS interface SSDs grew to 42% of our total ZeusIOPS sales from 20% in the third quarter of 2010. Furthermore, we believe that sales of our SAS ZeusIOPS SSDs will exceed that of our Fibre Channel ZeusIOPS SSDs during the first quarter of 2011. This marks an important transition of our customers to the highest-performance technologies and highlights our adaptability to the rapidly evolving storage industry.

"Ultimately, we believe that these milestones along with the increasing awareness and knowledge of the benefits of Enterprise SSDs by our OEM customers and their end-user customers, will contribute to a strong first quarter 2011."

Guidance

STEC's current expectation for the first quarter of 2011 is as follows:

  Revenue to range from $90 million to $92 million.
  Diluted non-GAAP income per share to range from $0.32 to $0.34.

STEC's projected non-GAAP earnings per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the fourth quarter and full-year 2010. The call will take place today at 5:30 a.m., Pacific/ 8:30 a.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of solid-state drive technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state drive knowledge and experience to deliver the industry's most comprehensive line of solid-state drives to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, ZeusIOPS, and CellCare are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude Malaysian facility start-up costs, employee stock compensation, employee severance, intellectual property litigation costs, securities and derivative action litigation costs, special charges for restructuring, Malaysia government incentive grant income and contract termination settlement proceeds. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the Enterprise-Storage and Enterprise-Server markets; anticipated increased activity from STEC's customers; the benefits from CellCare and other developing technologies; the capabilities and performance of STEC's products; anticipated increase in sales of STEC's ZeusIOPS SSDs; the rapidly evolving storage industry; and expected first quarter 2011 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2010	December 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$ 170,457	$ 135,658
Short-term investments	--	10,000
Accounts receivable, net of allowances of $3,853 at December 31, 2010 and $3,557 at December 31, 2009	47,831	78,373
Inventory	88,968	42,739
Other current assets	4,606	2,840
Total current assets	311,862	269,610

Leasehold interest in land	2,596	2,543
Property, plant and equipment, net	35,037	39,911
Goodwill	1,682	1,682
Other long-term assets	5,173	5,368
Deferred income taxes	9,304	6,448
Total assets	$ 365,654	$ 325,562

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 25,762	$ 29,911
Accrued and other liabilities	13,470	14,070
Total current liabilities	39,232	43,981

Long-term income taxes payable	4,248	2,986

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 51,046 shares issued and outstanding as of December 31, 2010 and 50,284 shares issued and outstanding as of December 31, 2009	51	50
Additional paid-in capital	169,127	154,087
Retained earnings	152,996	124,458
Total shareholders' equity	322,174	278,595
Total liabilities and shareholders' equity	$ 365,654	$ 325,562

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net revenues	$ 93,918	$ 106,004	$ 280,149	$ 354,183
Cost of revenues	51,430	52,078	158,430	185,236
Gross profit	42,488	53,926	121,719	168,947

Sales and marketing	5,703	5,387	19,396	20,352
General and administrative	7,517	8,157	28,623	28,543
Research and development	12,054	9,969	44,148	27,481
Special charges	413	(125)	990	3,408
Total operating expenses	25,687	23,388	93,157	79,784
Operating income	16,801	30,538	28,562	89,163
Other income (expense)	1,942	(15)	2,579	601
Income from continuing operations before income taxes	18,743	30,523	31,141	89,764
Provision for income taxes	(1,245)	(6,015)	(2,440)	(18,221)
Income from continuing operations	17,498	24,508	28,701	71,543
Discontinued operations:
Income (loss) from operations of Consumer Division	--	2,194	(261)	1,838
(Provision) benefit for income taxes	(11)	(909)	98	(768)
(Loss) income from discontinued operations	(11)	1,285	(163)	1,070
Net income	$ 17,487	$ 25,793	$ 28,538	$ 72,613

Net income (loss) per share:
Basic:
Continuing operations	$ 0.34	$ 0.49	$ 0.57	$ 1.45
Discontinued operations	--	0.02	(0.01)	0.02
Total	$ 0.34	$ 0.51	$ 0.56	$ 1.47
Diluted:
Continuing operations	$ 0.34	$ 0.47	$ 0.56	$ 1.41
Discontinued operations	--	0.03	(0.01)	0.02
Total	$ 0.34	$ 0.50	$ 0.55	$ 1.43

Shares used in per share computation:
Basic	50,956	50,264	50,699	49,350
Diluted	52,063	51,601	51,432	50,896

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin percentage, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) Malaysian facility start-up costs, (b) employee stock compensation expense, (c) employee severance, (d) IP litigation costs, (e) securities and derivative action litigation costs, (f) special charges related to restructuring costs, (g) Malaysia government incentive grant income and (h) contract termination settlement proceeds. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures are as follows:

a) The Malaysia facility start-up costs relate primarily to expenses associated with the Company's manufacturing facility in Penang, Malaysia in which construction was completed in 2008. During 2008 and the first quarter of 2009, the Company used this facility to train production employees, obtain facility certifications such as ISO certification, install the necessary accounting and information systems and conduct customer audits to better prepare for the full-scale transition of the Company's U.S. operations to Malaysia in 2009. As full-scale production was not completely transitioned to Malaysia until the second quarter of 2009, management believes excluding Malaysia start-up costs from the Company's operations for the reporting periods through the first quarter of 2009 provides investors with a better means of evaluating the Company's operations during the Malaysia facility start-up periods.

b) Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation -- Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

c) Employee severance relates to one-time costs incurred related to the termination of certain U.S.-based employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

d) Intellectual property litigation costs relate to a patent infringement suit filed against us by a competitor on April 14, 2008. The Company filed an answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity and counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. In February 2009, the lawsuit was mutually dismissed by both parties and no further costs have been incurred by the Company related to this matter after the first quarter of 2009. Management believes that legal and consulting fees incurred in conjunction with this lawsuit for the periods presented should be excluded when evaluating core operations since management believes these costs are non-recurring.

e) In the fourth quarter of 2009 and first quarter of 2010, certain class action securities complaints and shareholder derivative actions were filed against the Company and certain officers and directors of the Company. Under the Company's Directors and Officers insurance policies, the Company was required to pay a deductible of $500,000 for the initial attorneys' fees and costs incurred related to these lawsuits. After the first $500,000 of attorneys' fees and costs were incurred in the fourth quarter of 2009, and until the Company's policy limits are exhausted, the insurance carriers, subject to their reservations of rights to deny or limit coverage, should be responsible for covering a substantial portion of the attorneys' fees and costs associated with the Company's defense of these actions. Management believes the insurance policy deductible is a non-recurring expense and should be excluded when evaluating core operations for fourth quarter of 2009.

f) Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in the Company's workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

g) Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry ("MITI") in Malaysia. The grants are provided by MITI as incentive for the Company incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses that were previously included by the Company as a non-GAAP item under Malaysia start-up costs, the Company has reversed the related grant reimbursement income from its second quarter of 2010 non-GAAP results.

h) During the fourth quarter of 2010, the Company received proceeds in conjunction with a settlement received from a customer related to a termination of a contract. Since the contract settlement proceeds are non-recurring, management believes that it should be excluded when evaluating core operations.

STEC, INC.
Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended			For the Year Ended
	December 31,	December 31,	September 30,	December 31,
	2010	2009	2010	2010	2009
GAAP income from continuing operations	$ 17,498	$ 24,508	$ 13,619	$ 28,701	$ 71,543

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Malaysian facility start-up costs (a)	$ --	$ --	$ --	$ --	$ 2,249
Employee stock compensation (b)	95	89	59	346	292
	95	89	59	346	2,541
Excluded from operating expenses:
Malaysian facility start-up costs (a)	--	--	--	--	1,635
Employee stock compensation (b)	2,554	1,824	2,440	8,834	4,805
Employee severance (c)	--	--	--	84	--
IP litigation costs (d)	--	--	--	--	1,249
Securities and derivative action litigation costs (e)	--	500	--	--	500
Special charges - restructuring costs (f)	413	(126)	625	990	3,408
	2,967	2,198	3,065	9,908	11,597
Excluded from other income:
Malaysia government incentive grant income (g)	--	--	--	(327)	(560)
Contract termination settlement proceeds (h)	(2,000)	--	--	(2,000)	--
	(2,000)	--	--	(2,327)	(560)

Total non-GAAP adjustments before income tax	1,062	2,287	3,124	7,927	13,578
Income tax effect on non-GAAP adjustments	(83)	(464)	(425)	(1,386)	(3,029)

Net effect of adjustments to GAAP net income	979	1,823	2,699	6,541	10,549
Non-GAAP income from continuing operations	$ 18,477	$ 26,331	$ 16,318	$ 35,242	$ 82,092

GAAP diluted earnings per share from continuing operations	$ 0.34	$ 0.47	$ 0.26	$ 0.56	$ 1.41
Impact of non-GAAP adjustments on diluted earnings per share	0.01	0.04	0.05	0.13	0.20
Non-GAAP diluted earnings per share from continuing operations	$ 0.35	$ 0.51	$ 0.31	$ 0.69	$ 1.61

(a) - (h) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended			For the Year Ended,
	December 31,	December 31,	September 30,	December 31,	December 31,
	2010	2009	2010	2010	2009

GAAP gross profit	$ 42,488	$ 53,926	$ 39,923	$ 121,719	$ 168,947
Malaysia facility start-up costs (a)	--	--	--	--	2,249
Employee stock compensation (b)	95	89	59	346	292
Non-GAAP gross profit	$ 42,583	$ 54,015	$ 39,982	$ 122,065	$ 171,488

GAAP gross profit %	45.2%	50.9%	46.4%	43.4%	47.7%
Effect of reconciling item on gross profit %	0.1%	0.1%	0.1%	0.2%	0.7%
Non-GAAP gross profit %	45.3%	51.0%	46.5%	43.6%	48.4%

GAAP operating expenses	$ 25,687	$ 23,388	$ 24,857	$ 93,157	$ 79,784
Malaysia facility start-up costs (a)	--	--	--	--	(1,635)
Employee stock compensation (b)	(2,554)	(1,824)	(2,440)	(8,834)	(4,805)
Employee severance (c)	--	--	--	(84)	--
IP litigation costs (d)	--	--	--	--	(1,249)
Securities and derivative action litigation costs (e)	--	(500)	--	--	(500)
Special charges - restructuring costs (f)	(413)	126	(625)	(990)	(3,408)
Non-GAAP operating expenses	$ 22,720	$ 21,190	$ 21,792	$ 83,249	$ 68,187

GAAP operating income	$ 16,801	$ 30,538	$ 15,066	$ 28,562	$ 89,163
Malaysia facility start-up costs (a)	--	--	--	--	3,884
Employee stock compensation (b)	2,649	1,913	2,499	9,180	5,097
Employee severance (c)	--	--	--	84	--
IP litigation costs (d)					1,249
Securities and derivative action litigation costs (e)	--	500	--	--	500
Special charges - restructuring costs (f)	413	(126)	625	990	3,408
Non-GAAP operating income	$ 19,863	$ 32,825	$ 18,190	$ 38,816	$ 103,301

GAAP operating margin %	17.9%	28.8%	17.5%	10.2%	25.2%
Effect of reconciling items on operating margin %	3.2%	2.2%	3.6%	3.7%	4.0%
Non-GAAP operating margin %	21.1%	31.0%	21.1%	13.9%	29.2%

(a) - (f) Refer to the corresponding footnotes above.

CONTACT: STEC, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com